Exhibit 99.2


                RIVIERA TOOL COMPANY DELAYS SEC FORM 10-K FILING
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GRAND RAPIDS, Mich., December 15, 2004 -- Riviera Tool Co. (AMEX:RTC) today announced that the Company is delinquent in filing its SEC Form 10-K for the year ended August 31, 2004. On November 30, 2004, the Company filed for an extension on the filing of its Form 10-K for the 2004 fiscal year until December 15, 2004.

The Grand Rapids, Michigan-based designer and manufacturer of stamping die systems noted that the Company did not meet the December 15, 2004 extended filing date as a result of the Company awaiting pertinent independent information required in analyzing any potential asset impairment charges pertaining to the August 31, 2004 financial statements. The Company anticipates filing the SEC Form 10-K within the next ten days.

ABOUT RIVIERA TOOL
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Riviera Tool Co. (http://www.rivieratool.com) designs, develops and manufactures large-scale, custom metal stamping die systems used in the high-speed production of sheet metal parts and assemblies for the global automotive industry. A majority of Riviera's sales are to Mercedes-Benz, BMW, Nissan, DaimlerChrysler, General Motors Corp., Ford Motor Co. and their Tier One suppliers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities laws. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological.


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